UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 29, 2025

NOCERA, INC.

(Exact name of registrant as specified in charter)

Nevada	001-41434	16-1626611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City Taiwan 221, ROC

(Address of principal executive offices and zip code)

(886) 910-163-358

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NCRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01 Entry into a Material Definitive Agreement.

On August 29, 2025, Nocera, Inc., a Nevada corporation (Nasdaq: NCRA) (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional accredited investor (the “Investor”), pursuant to which the Company agreed to sell, and the Investor agreed to purchase, up to 13,500 shares of the Company’s newly-designated Series B Convertible Non-Voting Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), having a stated value of $1,000 per shares, at a purchase price of $910 per share. The Series B Preferred Stock convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock” and such shares, the “Conversion Shares”), upon the terms and conditions as discussed below in Item 5.03 of this Current Report on Form 8-K.

On August 29, 2025, we issued and sold 3,500 shares of Series B Preferred Stock for an aggregate purchase price of $3.15 million at the initial closing (the “Initial Closing”). Pursuant to the Purchase Agreement, we may issue and sell in one or more additional closings of up to an aggregate of 10,000 additional shares of Series B Preferred Stock subject to the terms and conditions set forth in the Purchase Agreement.

The Purchase Agreements contain customary representations, warranties and covenants by the Company and the Investor. Pursuant to the Purchase Agreement, the Company agreed that until the later (the date no shares of Series B Preferred Stock remain outstanding and five (5) year from the Initial Closing (the “Covenant Period”), it will not, without the prior written consent of the Investor issue any shares of Serie B Preferred Stock other than to the Investor as contemplated in the Purchase Agreement and shall not issue any other securities that would cause a breach or default under the Purchase Agreement or the Certificate of Designation (as defined below). The Company also agreed that during the Covenant Period it will be prohibited from effecting or entering into an agreement to effect any equity security or any equity-linked or related security, any debt, any preferred shares or any purchase rights (each a “Subsequent Placement”) involving a Variable Rate Transaction, as defined in the Purchase Agreement. The Company also agreed that from each closing date until the date immediately following the 20th trading day after a registration statement for the resale of the Conversion Shares issuable upon conversion of the shares of Series B Preferred Stock issued in the applicable closing has been declared effective by the SEC, neither it nor any of its subsidiaries shall effect any Subsequent Placement. The Company also granted to the Investor a participation right in Subsequent Placement until the later of (i) the second anniversary of the date of the Purchase Agreement, and (ii) the last closing date under the Purchase Agreement. Under the Purchase Agreement, the Company will use its reasonable efforts to obtain stockholder approval of the full issuance of the Conversion Shares in accordance with the requirements of Nasdaq Listing Rule 5635(d). Such meeting of the Company’s stockholders shall be promptly called and held not later than sixty (60) calendar days after the Initial Closing.

Also on August, 29, 2025 and in connection with the Purchase Agreement, the Company also entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”), pursuant to which the Company agreed to provide certain registration rights with respect to the resale of the Conversion Shares, including certain piggybank registration rights, and agreed to file an initial registration statement within certain time periods as set forth in the Registration Rights Agreement to register the Conversion Shares.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of such agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The issuance and sale of the Series B Preferred Stock at the Initial Closing was made, and the issuance and sale of the additional shares of Series B Preferred Stock and Conversion Shares will be made, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The Investor represented that it is as “accredited investor” as defined in Rule 501(a) under the Securities Act.

The information in Item 1.01 is incorporated by reference herein.

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 28, 2025, the Board of Directors approved and the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series B Convertible Non-Voting Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada, designating up to 1,000,000 shares of Series B Convertible Non-Voting Preferred Stock and establishing the rights, preferences, privileges and limitations of such Series B Preferred Stock. A copy of the Certificate of Designation is filed as Exhibit 3.1 hereto.

Beginning on October 1, 2025, each holder of is entitled to receive a mandatory monthly dividend, at an annual rate equal to the product of (i) the aggregate stated value of the shares of Series B Preferred Stock held by such holder, multiplied by (ii) nine percent (9.0%). Such dividend shall be payable in either cash or in shares of Common Stock.

The Series B Preferred Stock is convertible into shares of Common Stock, subject to the terms and conditions of the Certificate of Designation, including a beneficial ownership limitation which prohibits a holder from converting shares of Series B Preferred Stock if immediately after giving effect to the issuance of the Conversion Shares, such holder owns in excess of 4.99% (or, upon election by a holder, 9.99%) of the total number of shares of Common Stock then outstanding.

The Series B Preferred Stock ranks senior to the Common Stock and the Company’s Series A Preferred Stock with respect to the preferences as to dividends, distributions, and payments upon liquidation, dissolution or winding up, subject to the terms of the Certificate of Designation.

The Series B Preferred Stock does not have voting rights. However, as long as any shares of Series B Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series B Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend the Certificate of Designation, (ii) amend the Articles of Incorporation or any other charter documents of the Company in any manner that adversely affects any rights of the holder of Series B Preferred Stock, or (iii) enter into any agreement with respect to any of the foregoing.

Subject to the terms and conditions of the Certificate of Designation, the Series B Preferred Stock is redeemable at the option of the Company at any time for cash or redeemable by the holders, at the option of the holders, at any time after the two (2) year anniversary of the first issuance of any shares of the Series B Preferred Stock. Subject to the terms and conditions of the Certificate of Designation, upon the occurrence and continuance of events of default described in the Certificate of Designation the holders, at their sole discretion, may require a mandatory redemption of the Series B Preferred Stock by the Company at a redemption price equal to 125% of the stated value and any accrued and unpaid dividends on such shares of Series B Preferred Stock subject to such mandatory redemption.

The foregoing descriptions of the Series B Preferred Stock and the Certificate of Designation do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Series B Convertible Non-Voting Preferred Stock as filed on August 28, 2025
10.1	Form of Securities Purchase Agreement, dated August 29, 2025, by and between the Company and the Investor
10.2	Form of Registration Rights Agreement, dated August 29, 2025, by and between the Company and the Investor
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCERA, INC.

Date: August 29, 2025	By: /s/ Andy Ching-An Jin
Name: Andy Ching-An Jin Title: Chief Executive Officer

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